UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 1, 2017

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 1, 2017, Aggregated Marketing Platform Inc. ("AMP"), Processing for a Cause Inc. ("PFAC"), and Sports 1 Marketing  ("S1M") terminated the letter of intent dated June 22, 2016 ("LOI") to be acquired by Acquired Sales Corp. ("Acquired Sales").

On June 23, 2016, Acquired Sales announced that it had signed the LOI to acquire AMP and PFAC, and a related entity. The LOI was filed as Exhibit 10.33 to an 8-K current report filed with the SEC on June 23, 2016. The June 23, 2016 8-K indicated that "[c]losing of the acquisitions is subject to a number of conditions, including the completion of mutually acceptable due diligence, delivery of audited financial statements, completion of a capital raise of at least $4.5 million, execution of definitive acquisition documents, obtaining necessary third party approvals, and completion of all necessary securities filings.  Despite diligent efforts, Acquired Sales has been unable to complete a capital raise of $4.5 million. Accordingly, AMP, PFAC and S1M stated in a letter dated March 1, 2017 that they were terminating the LOI pursuant to Paragraph 17 on the basis that they had not received the consideration contemplated in the LOI.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  March 2, 2017